Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Alto Palermo S.A. of our report dated December 30, 2010 relating to the consolidated financial statements of Alto Palermo S.A. as of June 30, 2010 and 2009 and for the years ended June 30, 2010, 2009 and 2008, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICE WATERHOUSE & CO. S.R.L.

by	/s/ Norberto Fabian Montero	(Partner)
Norberto Fabian Montero

Buenos Aires, Argentina

May 2, 2011